SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets p.l.c.

(Exact Name of Registrant as Specified in Its Charter)

ENGLAND and WALES	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Chertsey Road Sunbury on Thames Middlesex TW16 7BP England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Substitute Floating Rate Guaranteed Notes due January 11, 2010	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

BP Capital Markets p.l.c. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated December 19, 2006 under “Description of the Debt Securities and Guarantees” and described as non-extendible substitute notes in the Prospectus Supplements dated December 11, 2007 and December 12, 2007 under the “Description of Notes”, filed with the Commission on December 12, 2007 and December 13, 2007, respectively, under Rule 424(b)(2).

Item 2. Exhibits.

1. Indenture, dated as of March 8, 2002, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form 6-K dated March 26, 2002.)

2. The Fifth Supplemental Indenture, dated as of December 18, 2007, among the Company, the Guarantor and the Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A dated December 18, 2007).

3. Form of Substitute Floating Rate Guaranteed Note.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets p.l.c.

Date: March 17, 2009	By:	/s/ Patrick Halpin
	Name:	Patrick Halpin
	Title:	Authorised signatory